EX-99.23.g.ii

Summit Capital Investment Group, Inc.

MUTUAL FUND SALES AND SERVICE AGREEMENT

This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), Summit Capital Investment Group, Inc. ("Summit"), Summit Services, Inc. ("Summit Services") and StockCar Stocks Mutual Fund, Inc. ("Company") with respect to those series of the Company listed in Exhibit A hereto (each series referred to individually as a "Fund" and collectively as the "Funds") for whose shares of beneficial interest ("Shares") Summit serves as distributor and for whom Summit provides or coordinates shareholder services.

ITEM 1.  FINANCIAL INSTITUTION.

(a)

Status of Financial Institution as Registered Broker-Dealer or "Bank".

(i)

Financial Institution represents and warrants to Summit:

(A)

That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission ("SEC") pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc. ("NASD") or, in the alternative, that it is a foreign dealer not eligible for membership in the NASD but nevertheless agrees to abide by all the rules and regulations of the SEC and the NASD which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Conduct Rules. Financial Institution agrees to notify Summit immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon Summit' written notice of termination to Financial Institution; or

(B)

That it is a "bank," as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify Summit immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon Summit's written notice of termination to Financial Institution; and

(ii)

That Financial Institution is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary.

(b)

Financial Institution Acts as Agent for its Customers.

The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this Agreement:

(i)

Financial Institution is acting as agent for the customer;

(ii)

The customer is for all purposes the customer of Financial Institution

(iii)

Each transaction is initiated solely upon the order of the customer;

(iv)

As between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds;

(v)

Each transaction shall be for the account of the customer and not for Financial Institution's account; and

(vi)

Each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement.

Financial Institution will offer and sell the Shares of the Funds only in accordance with the terms and conditions of the applicable current Prospectus and Statement of Additional Information ("SAI") and will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by Summit. Financial Institution shall not have any authority in any transaction to act as agent for Summit or the Company.

ITEM 2.  SALES OF FUND SHARES.

(a)

Execution of Orders for Purchase and Redemption of Shares.

(i)

All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, in each case as described in the applicable Fund prospectus. Any applicable deferred sales charges (contingent or otherwise), redemption fee, or similar charge or fee will be deducted by the Company prior to the transmission of the redemption proceeds to Financial Institution or its customer.  Summit and the Company reserve the right to reject any purchase request in their sole discretion.

The procedures relating to all orders will be subject to the terms of the prospectus of each Fund and Summit's written instructions to Financial Institution from time to time. Specifically,

(A)

orders to purchase and redeem shares received by Financial Institution or its “Correspondents” (as defined in Section 1.(d)) prior to the close of trading on the New York Stock Exchange (generally, 4:00 p.m., Eastern Time ("ET")) ("Market Close") on any day that a Fund is open for business ("Day 1") will be electronically transmitted to the Company by 8:00 a.m., ET on the next day that the Fund is open for business ("Day 2")(such orders are referred to as "Day 1 Trades"); and

(B)

orders to purchase and redeem shares received by Financial Institution or its Correspondents after the Market Close on Day 1, but prior to the Market Close on Day 2 ("Day 2 Trades") will be electronically transmitted to the Company on the second day that a Fund is open for business following Day 1.

(C)

If the Financial Institution cannot electronically transmit Day 1 Trades by 8:00 a.m. on Day 2, Financial Institution will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m ET) ("Market Open") on Day 2.

(ii)

Day 1 Trades will be effected at the NAV calculated as of the Market Close on Day 1and Day 2 Trades will be effected at the NAV calculated as of the Market Close on Day 2.  The Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Company prior to the Market Close on Day 1 for all purposes, including, without limitation, effecting distributions.

(iii)

Payments for Shares shall be made as specified in the applicable Fund prospectus.  If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, Summit reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof, including loss of profit.

(iv)

Financial Institution confirms that it will be considered Summit’s agent for purposes of Rule 22c-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Financial Institution may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive orders on Summit’s behalf for purposes of Rule 22c-1 under the Investment Company Act.  Financial Institution shall be liable to Summit for each Correspondent’s compliance with this Section 1.(d) to the same extent as if Financial Institution itself had acted or failed to act instead of the Correspondent.  Financial Institution acknowledges that it has:

(A)

Adopted and implemented procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior to the Market Close; and

(B)

Determined that each Correspondent has adopted and implemented its own internal procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior the Market Close.

(v)

Financial Institution agrees to provide, promptly upon request by the Summit or the Company, the Taxpayer Identification Number of all shareholders that purchased, redeemed, transferred or exchanged Fund shares held through an account with the Financial Institution, and the amount and dates of such shareholder purchases, redemptions, transfers and exchanges. Financial Institution also agrees to execute any instructions from the Company or its agents to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder who has been identified by the Company as having engaged in transactions in Fund shares (either directly or indirectly through an account with the Financial Institution) that violate policies established by the Company.

(b)

Initial Sales Loads Payable to Financial Institution.

(i)

On each order accepted by Summit, in exchange for the performance of sales and/or distribution services, Financial Institution will be entitled to receive the applicable percentage of the initial sales load, if any, as established by Summit from the amount paid by Financial Institution's customer. The initial sales loads for any Fund shall be those set forth in the Fund's prospectus. The portion of the initial sales load payable to Financial Institution may be changed at any time, at Summit' sole discretion, upon written notice to Financial Institution.

(ii)

Transactions may be settled by Financial Institution: (i) by payment of the full purchase price less an amount equal to Financial Institution's applicable percentage of the initial sales load, or (ii) by payment of the full purchase price, in which case Financial Institution shall receive, not less frequently than monthly, the aggregate fees due to it on orders received and settled.

(iii)

It shall be the obligation of the Financial Institution to either (i) assess the appropriate initial sales load for each transaction and to forward the public offering price, net of the amount of the initial sales load to be reallocated to the Financial Institution, to the appropriate Fund, or (ii) to provide Summit with all necessary information regarding the application of the appropriate initial sales load to each transaction.

(iv)

In the event that Financial Institution notifies Summit in writing that Financial Institution elects to waive such initial sales load, and if the Funds' prospectus permits such waiver, such initial sales load will not be assessed on the transaction. Neither the Fund nor Summit shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Institution to fulfill the foregoing obligation.

ITEM 3.  DISTRIBUTION SERVICES.

(a)

Agreement to Provide Distribution Services.

(i)

With regard to those Funds noted on Exhibit A which pay asset-based sales charges under the Plan of Distribution and Service adopted pursuant to Rule 12b-1 under the Investment Company Act, as amended ("Rule 12b-1 Fees"), Summit and the Company hereby appoint Financial Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

(ii)

The services to be provided under sub-section (a) may include, but are not limited to, the following:

(A)

Assisting in marketing shares of the Funds to Financial Institution's prospective and existing customers;

(B)

Aggregating and processing purchase and redemption requests for Shares from customers and placing net purchase and redemption orders with the Funds or their transfer agent;

(C)

Providing periodic information to customers about their holdings in the Funds;

(D)

Arranging for bank wires and federal funds wires to and from customers' accounts;

(E)

Responding to questions about the Funds from customers and potential customers;

(F)

Processing dividend payments;

(G)

Assisting customers in changing dividend options, account designations, and addresses;

(H)

Where required by law, forwarding Fund shareholder communications (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and tax notices) to Customers;

(I)

Advertising the availability of the Funds; and

(J)

Providing other similar services as Summit or the Company  may reasonably request to the extent permitted under applicable laws or regulations.

(iii)

The Company may, in its sole discretion, reduce the amount of, or terminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the Plan of Distribution and Service under which the fees are paid is materially amended or terminated either by the Board of Directors of the Company or by vote of a majority of the outstanding shares of a Fund.

(b)

Asset-Based Sales Loads Payable to Financial Institution.

During the term of this Agreement, the Company or Summit will pay Financial Institution Rule 12b-1 Fees for each Fund as set forth in the Fund's current prospectus. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate pro-ration of the fee on the basis of the number of days that this Agreement is in effect during the period.

ITEM 4.  MISCELLANEOUS.

(a)

Delivery of Prospectuses and Reports to Customers.

Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution agrees to deliver to Shareholder, upon the request of Summit, copies of amended prospectuses and to deliver or cause to be delivered to shareholders proxy solicitation materials and copies of the Funds' annual and semi-annual reports. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of a Fund or in any promotional materials or sales literature furnished to Financial Institution by Summit or the Company.

(b)

ERISA Assets.

(i)

Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

(ii)

Financial Institution will not perform or provide any duties or services that would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, Financial Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

(c)

Blue Sky.

(i)

Shares of the Funds have been qualified for sale under, or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A. Summit will promptly notify Financial Institution in the event shares of the Funds cease to be qualified for sale under, or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Exhibit A to this Agreement.

(ii)

Financial Institution agrees and certifies that:

(A)

It is licensed to offer and sell securities of open-end investment companies in all jurisdictions in which it plans to offer and sell such securities;

(B)

It will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies; and

(C)

It will not sell or offer for sale Shares of the Funds in any state or jurisdiction where the Shares have not been qualified for sale.

(d)

Indemnification.

(i)

Financial Institution shall indemnify and hold harmless Summit, Summit Services, the Company, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

(A)

any material breach by Financial Institution of any representations, covenants or warranties of this Agreement;

(B)

any actions or omissions of Summit, Summit Services, the Company, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Institution; or

(C)

any willful misconduct or negligence (as measured by industry standards) of Financial Institution, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

(ii)

Summit shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:

(A)

any breach by Summit of any representations, covenants or warranties of this Agreement or any provision of this Agreement;

(B)

any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

(C)

any willful misconduct or negligence (as measured by industry standards) of Summit, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement

(iii)

Summit Services shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by Summit Services of any provision of this Agreement.

(iv)

The agreement of the parties in this Section 4 to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address provided below in Paragraph 9. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (d) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Section. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(v)

The provisions of this Section 4 shall survive the termination of this Agreement.

(e)

Customer Names Proprietary to Financial Institution.

(i)

All information, including "nonpublic personal information" as that term in defined in Regulation S-P, relating to customers of the Funds and Financial Institution are and shall remain the sole property of the Funds and the Financial Institution and shall not be disclosed to or used by the Funds, the Financial Institution, Summit, Summit Services, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section 5 shall not prohibit the Financial Institution, the Funds, Summit, Summit Services, or any of their affiliates from utilizing the names of customers of Financial Institution, the Funds, Summit, Summit Services, or any of their affiliates for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

(ii)

If applicable, Financial Institution will deliver the Company's privacy policy as required by Regulation S-P.

(iii)

Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(iv)

The provisions of this Section 5 shall survive the termination of this Agreement.

(f)

Certification of Customers' Taxpayer Identification Numbers.

Financial Institution agrees to obtain any Taxpayer Identification Number certification from its customers required under the Internal Revenue Code of 1986, as amended, and any applicable Treasury regulations, and to provide Summit, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

(g)

Notices.

(i)

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

(A)

personal delivery;

(B)

postage prepaid, registered or certified United States first class mail, return receipt requested;

(C)

overnight courier services; or

(D)

facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

(ii)

Unless otherwise notified in writing, all notices to Summit or Summit Services shall be given or sent to Summit or Summit Services at their offices located at 350 Cayuga Road, Buffalo, NY 14225, Attn: President, and all notices to Financial Institution shall be given or sent to it at its address shown below.

(h)

Records.

Financial Institution will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by the Company, will promptly make such records available to the Company.

(i)

Termination and Amendment.

(i)

This Agreement shall become effective in this form as of the date executed by Summit or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

(ii)

With respect to Rule 12b-1 Fees payable by each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of Directors of the Company, including a majority of the members of the Board of Directors of the Company who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Company’s Plan of Distribution and Service or in any related documents to such Plan ("Independent Directors") cast in person at a meeting called for that purpose.

(iii)

This Agreement, including Exhibit A hereto, may be amended by Summit from time to time by the following procedure. Summit will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by Summit within such thirty days.

(iv)

Notwithstanding the foregoing, this Agreement may be terminated as follows:

(A)

At any time, without the payment of any penalty, by the vote of a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

(B)

automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Principal Underwriting Agreement" between the Company and Summit, upon termination of the "Administration Agreement" between the Company and Summit Services, or upon the termination of the Plan of Distribution and Service; and

(C)

by any party to this Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

(v)

The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

(j)

Anti-Money Laundering Procedures.

(i)

Financial Institution will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and source of investor funds, and (ii) to maintain records of all investor transactions. Financial Institution will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Company and/or Summit with any requested information about investors and accounts in the event that the Company and/or Summit shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

(ii)

Financial Institution will, to the extent permitted by applicable law and regulations, notify the Company and/or Summit of any concerns that Financial Institution may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

(k)

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Maryland.

Summit Capital Investment Group, Inc.

350 Cayuga Road

Buffalo, NY 14225

By:

Name:

Title:

Date:

Summit Services, Inc.

350 Cayuga Road

Buffalo, NY 14225

By:

Name:

Title:

Date:

StockCar Stocks Mutual Fund, Inc.

200 Mansell Court East

Suite 430

Roswell, GA 30076

By:

Name:

Title:

Date:

Financial Institution Name

(Please Print or Type)

Address

City:  State Zip Code

By:

Authorized Signature

Title

Print Name or Type Name

Dated

Exhibit A to

Summit Capital Investment Group, Inc. Mutual Fund Sales and Service Agreement

Fund	Class	State Qualification

StockCar Stocks Index Fund